                                         EXHIBIT 99


The Bank of New York Company, Inc.       NEWS
------------------------------------------------------------------------------

                                         One Wall Street, New York, NY 10286
                                         -----------------------------------

                                         Contact:
                                         PUBLIC AND INVESTOR RELATIONS












IMMEDIATELY
-----------

Media:                                         Investors:
-----                                          ---------
Frank H. Scarangella, SVP                      Richard P. Stanley, SVP
(212) 635-1590                                 (212) 635-1854
Cary J. Giacalone, VP                          Gregory A. Burton, VP
(212) 635-1590                                 (212) 635-1578


THE BANK OF NEW YORK COMPANY, INC. REPORTS
Fourth Quarter Diluted E.P.S. of 50 Cents Up 14%
Securities Servicing Fee Revenue Up 31%


NEW YORK, N.Y., January 16, 2001 -- The Bank of New York Company, Inc. (NYSE:
BK) reports fourth quarter diluted earnings per share of 50 cents, up 14% from the 44 cents earned in the fourth quarter of 1999. Net income for the fourth quarter was $372 million, up 14% from the $327 million earned in the same period last year. Diluted earnings per share were $1.92 for the year 2000, up 16% from the $1.66 earned on a normalized basis last year. Net income for the year was $1,429 million, an increase of 15% over last year's $1,243 million earned on a normalized basis. (See Note 1.)
     "We continue to differentiate ourselves through consistent and sustainable revenue and earnings growth. These results are driven by our long-term strategic focus on high-growth, fee-based businesses and our leading technologies," said Thomas A. Renyi, Chairman and CEO. In securities servicing, fee revenues increased to a record $448 million, up 31% for the quarter. Private client services and asset management fees grew 18% in the quarter. Foreign exchange and other trading revenue were $56 million, unchanged from last year's fourth quarter. The Company's continued focus on fee-based businesses resulted in noninterest income growing to 63% of total revenue in the fourth quarter, up from 61% last year.
     Return on average common equity for the fourth quarter of 2000 was 24.82% compared with 25.98% in the fourth quarter of 1999. Return on average assets for the fourth quarter of 2000 was 1.92% compared with 1.84% in the fourth quarter of 1999. For the year 2000, return on average common equity totaled 26.08% compared with 25.50% on a normalized basis in 1999. Return on average assets was 1.85% for the year compared with 1.92% on a normalized basis in 1999.
     For the year 2000, fees from the Company's securities servicing businesses totaled a record $1,650 million, growing 33% compared with $1,245 million in 1999. Fees from the Company's securities servicing businesses reached a record $448 million for the fourth quarter compared with $341 million last year. Fee revenue was strong across all product lines with particular strength in global custody, depositary receipts ("DRs"), unit investment trust, and mutual funds as well as global execution and clearing services. Fee revenue also benefited from the acquisition of the Royal Bank of Scotland Trust Bank ("RBSTB") on October 31, 1999. The Company continues to be the world's leading custodian with assets of over $7 trillion including $2 trillion of cross-border custody assets. Given its leading market share in DRs, the Company significantly benefited from record market trading activity, which reached $1.2 trillion in 2000.
     In 2000, private client services and asset management fees were $296 million compared with $244 million last year, up 21%. Private client services and asset management fees were $77 million for the quarter, up from $65 million last year, led by strong business flows in the BNY Hamilton Funds, as well as by the acquisitions of Ivy Asset Management Corp. and Estabrook Capital Management, Inc.

     Within global payment services, cash management and funds transfer revenues were up 8% in 2000. This growth was primarily due to strong increases in funds transfer with domestic financial service companies, increased cash management revenue associated with CA$H-Register PlusTM, and new U.S. dollar clearing outsourcing contracts. Trade finance revenues were down from a year ago primarily due to the sale of BNY Financial Corporation ("BNYFC") and reduced pricing, driven by the improved risk profiles of select Asian and Latin American markets.
     In 2000, foreign exchange and other trading revenues were $261 million compared with $189 million last year. Foreign exchange and other trading revenues for the quarter were $56 million, flat compared with last year's fourth quarter. Full year trading revenues were up 38% principally due to increased cross-selling within our securities servicing client franchise and rapid growth in the Company's foreign exchange e-commerce initiative.
     For the year 2000, net interest income on a taxable equivalent basis was $1,924 million, compared with $1,745 million in 1999, benefiting from the acquisition of RBSTB, which brought approximately $10 billion in highly liquid, short-term assets and liabilities. Net interest income on a taxable equivalent basis for the fourth quarter increased to $496 million from $492 million in the third quarter of 2000.
     Tangible diluted earnings per share (earnings before the amortization of goodwill and intangibles) were 53 cents per share in the fourth quarter of 2000, compared with 46 cents per share in the fourth quarter of 1999. On the same basis, tangible return on average common equity was 37.04% in the fourth quarter of 2000 compared with 38.56% in 1999; and tangible return on average assets was 2.08% in the fourth quarter of 2000 compared with 1.99% in 1999. Tangible diluted earnings per share were $2.03 per share for the year 2000, compared with $1.75 per share on a normalized basis in 1999. On the same basis, tangible return on average common equity was 39.96% in 2000 compared with 36.76% on a normalized basis in 1999; and tangible return on average assets was 2.00% in 2000 compared with 2.08% on a normalized basis last year. Amortization of intangibles for the fourth quarter and the year was $30 million and $115 million compared with $26 million and $102 million in 1999.
     The Company's estimated Tier 1 capital and Total capital ratios were 8.65% and 13.00% at December 31, 2000, compared with 8.29% and 12.67% at September 30, 2000, and 7.51% and 11.67% at December 31, 1999. The leverage ratio was 7.53% at December 31, 2000, compared with 7.42% at September 30, 2000, and 7.20% one year ago. Tangible common equity as a percent of total assets was 5.81% at December 31, 2000, compared with 5.75% at September 30, 2000, and 4.79% one year ago. In 2000, the Company repurchased 10 million shares of the 14 million shares authorized under its common stock repurchase programs. The Company's Board of Directors has approved an additional
10 million share repurchase program.

NONINTEREST INCOME

                                         4th      3rd      4th
                                       Quarter  Quarter  Quarter       Year
                                       -------  -------  -------   ------------
(In millions)                           2000     2000     1999     2000    1999
                                        ----     ----     ----     ----    ----
Servicing Fees
  Securities                            $448     $427     $341   $1,650  $1,245
  Global Payment Services                 65       65       65      261     274
                                        ----     ----   ------   ------  ------
                                         513      492      406    1,911   1,519
Private Client Services
 and Asset Management Fees                77       77       65      296     244
Service Charges and Fees                  85       84       88      364     338
Foreign Exchange and
 Other Trading Activities                 56       59       56      261     189
Securities Gains                          44       20       49      150     199
Other                                     30       53       22      127   1,004
                                        ----     ----     ----   ------  ------
Total Noninterest Income                $805     $785     $686   $3,109  $3,493
                                        ====     ====     ====   ======  ======

     Total noninterest income reached $805 million, up 17% from $686 million in last year's fourth quarter. Global payment services fees for the quarter were flat reflecting lower trade finance fees, which were offset by higher cash management and funds transfer fees which grew 6% over last year's fourth quarter. Securities gains were $44 million compared with $49 million one year ago. Other income in the third quarter includes a $26 million payment associated with the termination of a securities clearing contract. In 1999 other income included a $1,020 million gain on the sale of BNYFC and a $124 million liquidity charge on loans available for sale.

NET INTEREST INCOME

                             4th         3rd         4th
                           Quarter     Quarter     Quarter          Year
(Dollars in millions on    -------     -------     -------      ------------
 a tax equivalent basis)    2000        2000        1999        2000    1999
                            ----        ----        ----        ----    ----
Net Interest Income         $496        $492        $453      $1,924  $1,745
Net Interest Rate
 Spread                     1.88%       1.93%       2.07%       1.93%   2.19%
Net Yield on Interest
 Earning Assets             3.01        3.05        3.02        2.96    3.11


     Net interest income on a taxable equivalent basis was $496 million in the fourth quarter of 2000 compared with $492 million in the third quarter of 2000 and $453 million in the fourth quarter of 1999. The net interest rate spread was 1.88% in the fourth quarter of 2000, compared with 1.93% in the third quarter of 2000 and 2.07% one year ago. The net yield on interest earning assets was 3.01% compared with 3.05% in the third quarter of 2000 and 3.02% in last year's fourth quarter.
     For the year 2000, net interest income on a taxable equivalent basis, amounted to $1,924 million compared with $1,745 million in 1999. For the year, net interest rate spread was 1.93% compared with 2.19% in 1999, while the net yield on interest earning assets was 2.96% in 2000 and 3.11% in 1999.
     The expansion of the Company's securities servicing, global payment services, and asset management businesses continues to generate increased levels of deposits. These additional deposits are being invested in high-quality liquid assets which increase net interest income, although lowering the net interest rate spread and yield.

NONINTEREST EXPENSE AND INCOME TAXES

     Noninterest expense for the fourth quarter of 2000 was $644 million, compared with $570 million in 1999. The increase was principally due to acquisitions, technology investment, and variable costs associated with increased trading volumes. Technology spending was $493 million in the year 2000, up 23% from $400 million in 1999.
     The efficiency ratio for the fourth quarter of 2000 improved to 51.2% compared with 52.3% in the fourth quarter of 1999. For the year 2000, the efficiency ratio was 51.3% compared with 50.8% last year. The computation of the efficiency ratio in 1999 excludes the gain on the sale of BNYFC and the liquidity charge.
     The effective tax rates for the fourth quarter and the year 2000 were 34.2% and 34.8% compared with 34.3% and 37.3% last year.

NONPERFORMING ASSETS

                                                                   Change
                                                                 12/31/00 vs.
(Dollars in millions)                12/31/00       9/30/00        9/30/00
                                     --------      --------       --------
Loans:
     Other Commercial                  $113          $ 86           $27
     Foreign                             48            49            (1)
     Regional Commercial                 28            28             -
                                       ----          ----           ----
  Total Loans                           189           163            26
Other Real Estate                         4             5            (1)
                                       ----          ----           ----
        Total                          $193          $168           $25
                                       ====          ====           ====

Nonperforming Assets Ratio              0.5%          0.4%
Allowance/Nonperforming Loans         325.6         379.6
Allowance/Nonperforming Assets        319.6         367.5


     Nonperforming assets totaled $193 million at December 31, 2000, compared with $168 million at September 30, 2000. The increase in nonperforming loans primarily reflects a large loan to a customer that sought protection from asbestos claims through a bankruptcy filing, as well as a loan related to a textile manufacturer and several other small loans. Sales of the $1 billion of credits categorized as available for sale in 1999 have been substantially completed and no longer represent a material exposure to the Company.

CREDIT LOSS PROVISION AND NET CHARGE-OFFS


                                  4th          3rd          4th
                                Quarter      Quarter      Quarter       Year
                                -------      -------      -------   ------------
(In millions)                     2000         2000        1999     2000    1999
                                  ----         ----        ----     ----    ----
Provision                         $ 35         $ 25        $ 15     $105    $135
                                  ====         ====        ====     ====    ====
Net(Charge-offs)Recoveries:
  Commercial Real Estate          $  -         $  -        $  1     $  -    $ (1)
  Other Commercial                 (34)         (14)        (11)     (73)    (92)
  Consumer                          (2)          (1)         (1)      (5)     (4)
  Foreign                            -           (3)         (2)      (3)    (37)
  Other                              -            -          (1)      (3)     (3)
                                  -----        -----       -----    -----  ------
     Total                        $(36)        $(18)       $(14)    $(84)  $(137)
                                  =====        =====       =====    =====  ======

Other Real Estate Expenses        $  1         $  1        $  -     $  4    $  1



     The allowance for credit losses was $616 million, or 1.70% of loans at December 31, 2000, compared with $617 million, or 1.65% of loans at September 30, 2000, and $595 million, or 1.58% of loans at December 31, 1999. The ratio of the allowance to nonperforming assets was 319.6% at December 31, 2000, compared with 367.5% at September 30, 2000, and 376.9% at December 31, 1999.

                          ***************************

Note 1:
1999 normalized earnings reflect net income adjusted for the results of BNYFC, the $1,020 million gain on the sale of BNYFC, the related investment of proceeds, and repurchase of 25 million shares of Company common stock on a pro forma basis as of December 31, 1998; the $124 million liquidity charge related to the sale of loans; a provision adjustment of $75 million; and related tax effects.

    (Financial highlights and detailed financial statements are attached.)

                        THE BANK OF NEW YORK COMPANY, INC.
                                Financial Highlights
                   (Dollars in millions, except per share amounts)
                                    (Unaudited)

                                                   2000       1999      Change
                                                   ----       ----      ------
For the Three Months Ended December 31:
------------------------------------
  Net Income                                    $   372    $   327      13.8%
    Per Common Share:
      Basic                                     $  0.51    $  0.44      15.9
      Diluted                                      0.50       0.44      13.6
      Cash Dividends Paid                          0.18       0.16      12.5

  Return on Average Common Shareholders'
      Equity                                      24.82%     25.98%
  Return on Average Assets                         1.92       1.84


For the Twelve Months Ended December 31:
------------------------------------
  Net Income                                    $ 1,429    $ 1,739     (17.8)%
    Per Common Share:
      Basic                                     $  1.95    $  2.31     (15.6)
      Diluted                                      1.92       2.27     (15.4)
      Cash Dividends Paid                          0.66       0.58      13.8

  Return on Average Common Shareholders'
      Equity                                      26.08%     34.00%
  Return on Average Assets                         1.85       2.60


As of December 31:
------------------
  Assets                                        $77,118    $74,756       3.2%
  Loans                                          36,261     37,547      (3.4)
  Securities                                      7,401      6,899       7.3
  Deposits - Domestic                            28,577     27,842       2.6
           - Foreign                             27,792     27,909      (0.4)
  Long-Term Debt                                  3,036      2,811       8.0
  Minority Interest - Preferred Securities        1,500      1,500         -
  Preferred Shareholders' Equity                      1          1         -
  Common Shareholders' Equity                     6,152      5,142      19.6

  Common Shareholders' Equity Per Share            8.32       6.96      19.5
  Market Value Per Share of Common Stock          55.19      40.00      38.0

  Allowance for Credit Losses as a Percent
    of Loans                                       1.70%      1.58%
  Tier 1 Capital Ratio                             8.65       7.51
  Total Capital Ratio                             13.00      11.67
  Leverage Ratio                                   7.53       7.20
  Tangible Common Equity Ratio                     5.81       4.79


                         THE BANK OF NEW YORK COMPANY, INC.
                         Consolidated Statements of Income
                       (In millions, except per share amounts)
                                    (Unaudited)

                                                                For the three      For the twelve
                                                                months ended       months ended
                                                                December 31,       December 31,

                                                              2000       1999     2000       1999
                                                              ----       ----     ----       ----
Interest Income
---------------
Loans                                                        $ 727      $ 674   $2,910     $2,636
Securities
  Taxable                                                       87         67      323        257
  Exempt from Federal Income Taxes                              16         14       63         50
                                                             -----      -----    -----      -----
                                                               103         81      386        307
Deposits in Banks                                               70         67      273        247
Federal Funds Sold and Securities Purchased
  Under Resale Agreements                                       78         58      277        205
Trading Assets                                                 151         63      531         78
                                                             -----      -----    -----      -----
    Total Interest Income                                    1,129        943    4,377      3,473
                                                             -----      -----    -----      -----
Interest Expense
----------------
Deposits                                                       516        402    2,011      1,363
Federal Funds Purchased and Securities Sold
  Under Repurchase Agreements                                   46         32      153        131
Other Borrowed Funds                                            31         24      139        126
Long-Term Debt                                                  54         44      204        152
                                                             -----      -----    -----      -----
    Total Interest Expense                                     647        502    2,507      1,772
                                                             -----      -----    -----      -----
Net Interest Income                                            482        441    1,870      1,701
-------------------
Provision for Credit Losses                                     35         15      105        135
                                                             -----      -----    -----      -----
Net Interest Income After Provision for
  Credit Losses                                                447        426    1,765      1,566
                                                             -----      -----    -----      -----
Noninterest Income
------------------
Servicing Fees
 Securities                                                    448        341    1,650      1,245
 Cash                                                           65         65      261        274
                                                             -----      -----    -----      -----
                                                               513        406    1,911      1,519
Private Client Services and
  Asset Management Fees                                         77         65      296        244
Service Charges and Fees                                        85         88      364        338
Securities Gains                                                44         49      150        199
Other                                                           86         78      388      1,193
                                                             -----      -----    -----      -----
    Total Noninterest Income                                   805        686    3,109      3,493
                                                             -----      -----    -----      -----
Noninterest Expense
-------------------
Salaries and Employee Benefits                                 391        329    1,488      1,251
Net Occupancy                                                   48         43      184        165
Furniture and Equipment                                         28         27      108         96
Other                                                          177        171      730        595
                                                             -----      -----    -----      -----
    Total Noninterest Expense                                  644        570    2,510      2,107
                                                             -----      -----    -----      -----
Income Before Income Taxes                                     608        542    2,364      2,952
Income Taxes                                                   208        187      822      1,101
Distribution on Trust Preferred Securities                      28         28      113        112
                                                             -----      -----    -----      -----
Net Income                                                   $ 372      $ 327   $1,429     $1,739
----------                                                   =====      =====   ======     ======
Net Income Available to Common Shareholders                  $ 372      $ 327   $1,429     $1,739
-------------------------------------------                  =====      =====   ======     ======

Per Common Share Data:
----------------------
   Basic Earnings                                           $ 0.51      $0.44    $1.95      $2.31
   Diluted Earnings                                           0.50       0.44     1.92       2.27
   Cash Dividends Paid                                        0.18       0.16     0.66       0.58
Diluted Shares Outstanding                                     748        751      745        765


                       THE BANK OF NEW YORK COMPANY, INC.
                          Consolidated Balance Sheets
                  (Dollars in millions, except per share amounts)
                                  (Unaudited)

                                                         December 31,        December 31,
                                                            2000                1999
                                                            ----                ----
Assets
------
Cash and Due from Banks                                    $ 3,125             $ 3,276
Interest-Bearing Deposits in Banks                           5,337               6,850
Securities:
  Held-to-Maturity                                             752                 871
  Available-for-Sale                                         6,649               6,028
                                                           -------             -------
    Total Securities                                         7,401               6,899
Trading Assets at Fair Value                                12,051               8,715
Federal Funds Sold and Securities Purchased Under Resale
  Agreements                                                 5,790               5,383
Loans (less allowance for credit losses of $616 in 2000
  and $595 in 1999)                                         35,645              36,952
Premises and Equipment                                         924                 893
Due from Customers on Acceptances                              447                 739
Accrued Interest Receivable                                    354                 319
Other Assets                                                 6,044               4,730
                                                           -------             -------
     Total Assets                                          $77,118             $74,756
                                                           =======             =======

Liabilities and Shareholders' Equity
------------------------------------
Deposits
 Noninterest-Bearing (principally domestic offices)        $13,262             $12,162
 Interest-Bearing
   Domestic Offices                                         15,774              16,319
   Foreign Offices                                          27,333              27,270
                                                           -------             -------
     Total Deposits                                         56,369              55,751
Federal Funds Purchased and Securities
  Sold Under Repurchase Agreements                           1,106               1,318
Other Borrowed Funds                                         3,758               3,825
Acceptances Outstanding                                        450                 740
Accrued Taxes and Other Expenses                             3,311               2,644
Accrued Interest Payable                                       126                 131
Other Liabilities                                            1,309                 893
Long-Term Debt                                               3,036               2,811
                                                           -------             -------
     Total Liabilities                                      69,465              68,113
                                                           -------             -------

Company-Obligated Mandatory Redeemable Preferred
  Trust Securities of Subsidiary Trust Holding Solely
  Junior Subordinated Debentures                             1,500               1,500
                                                           -------             -------

Shareholders' Equity
 Class A Preferred Stock - par value $2.00 per share,
  authorized 5,000,000 shares, outstanding 16,320 shares
  in 2000 and 16,787 shares in 1999                              1                   1
 Common Stock-par value $7.50 per share,
  authorized 1,600,000,000 shares, issued
  985,528,475 shares in 2000 and
  977,961,165 shares in 1999                                 7,391               7,335
 Additional Capital                                            521                 315
 Retained Earnings                                           3,566               2,620
 Accumulated Other Comprehensive Income                        208                  30
                                                           -------             -------
                                                            11,687              10,301
 Less: Treasury Stock (244,460,032 shares in 2000
        and 237,747,242 shares in 1999), at cost             5,526               5,148
       Loan to ESOP (1,142,939 shares in
        2000 and 1,444,005 in 1999), at cost                     8                  10
                                                           -------             -------
     Total Shareholders' Equity                              6,153               5,143
                                                           -------             -------
     Total Liabilities and Shareholders' Equity            $77,118             $74,756
                                                           =======             =======

----------------------------------------------------------------------------------------
Note: The balance sheet at December 31, 1999 has been derived from the audited financial statements at that date.

                             THE BANK OF NEW YORK COMPANY, INC.
                 Average Balances and Rates on a Taxable Equivalent Basis
                                      (Preliminary)
                                  (Dollars in millions)

                                            For the three months              For the three months
                                          ended December 31, 2000          ended December 31, 1999
                                       ------------------------------     ------------------------------
                                       Average                Average     Average                Average
                                       Balance    Interest     Rate       Balance    Interest     Rate
                                       -------    --------    -------     -------    --------    -------
ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)                   $ 5,046       $  70       5.50%    $ 6,029       $  67      4.44%
Federal Funds Sold and Securities
 Purchased Under Resale Agreements       4,940          78       6.33       4,436          58      5.13
Loans
 Domestic Offices                       18,979         354       7.42      19,095         345      7.17
 Foreign Offices                        19,528         373       7.60      19,368         330      6.75
                                       -------       -----                -------       -----
   Total Loans                          38,507         727       7.51      38,463         675      6.95
                                       -------       -----                -------       -----
Securities
 U.S. Government Obligations             1,483          22       5.84       2,490          37      5.88
 U.S. Government Agency Obligations      1,749          30       6.93         877          14      6.53
 Obligations of States and
  Political Subdivisions                   649          13       8.12         575          11      7.98
 Other Securities, including
  Trading Securities                    13,112         203       6.15       6,687          93      5.51
                                       -------       -----                -------       -----
   Total Securities                     16,993         268       6.28      10,629         155      5.82
                                       -------       -----                -------       -----
Total Interest-Earning Assets           65,486       1,143       6.94%     59,557         955      6.36%
                                                     -----                              -----
Allowance for Credit Losses               (613)                              (594)
Cash and Due from Banks                  3,007                              3,303
Other Assets                             9,319                              8,204
                                       -------                            -------
   TOTAL ASSETS                        $77,199                            $70,470
                                       =======                            =======

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate Accounts            $ 6,107          80       5.22%    $ 5,307          62      4.60%
 Savings                                 7,508          50       2.67       7,651          46      2.40
 Certificates of Deposit
  $100,000 & Over                          464           7       6.40         429           6      5.57
 Other Time Deposits                     1,923          26       5.28       2,365          28      4.63
 Foreign Offices                        27,163         353       5.16      23,818         260      4.35
                                       -------       -----                -------       -----
  Total Interest-Bearing Deposits       43,165         516       4.76      39,570         402      4.03
Federal Funds Purchased and
 Securities Sold Under Repurchase
 Agreements                              2,982          46       6.13       2,581          32      4.88
Other Borrowed Funds                     1,808          31       6.90       1,682          24      5.61
Long-Term Debt                           3,019          54       7.12       2,548          44      6.79
                                       -------       -----                -------       -----
  Total Interest-Bearing Liabilities   $50,974         647       5.06%     46,381         502      4.29%
                                                     -----                              -----
Noninterest-Bearing Deposits            11,362                             11,180
Other Liabilities                        7,404                              6,413
Minority Interest-Preferred Securities   1,500                              1,500
Preferred Stock                              1                                  1
Common Shareholders' Equity              5,958                              4,995
                                       -------                            -------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY                $77,199                            $70,470
                                       =======                            =======
Net Interest Earnings
 and Interest Rate Spread                            $ 496       1.88%                  $ 453      2.07%
                                                     =====       ====                   =====      ====
Net Yield on Interest-Earning Assets                             3.01%                             3.02%
                                                                 ====                              ====

                            THE BANK OF NEW YORK COMPANY, INC.
                 Average Balances and Rates on a Taxable Equivalent Basis
                                      (Preliminary)
                                  (Dollars in millions)

                                           For the twelve months             For the twelve months
                                          ended December 31, 2000           ended December 31, 1999
                                       ------------------------------     ------------------------------
                                       Average                Average     Average                Average
                                       Balance    Interest     Rate       Balance    Interest     Rate
                                       -------    --------    -------     -------    --------    -------
ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)                   $ 5,385       $ 273       5.07%    $ 5,500       $ 247      4.49%
Federal Funds Sold and Securities
 Purchased Under Resale Agreements       4,468         277       6.20       4,236         205      4.83
Loans
 Domestic Offices                       19,342       1,430       7.39      19,707       1,418      7.20
 Foreign Offices                        19,920       1,482       7.44      19,174       1,219      6.36
                                       -------       -----                -------       -----
   Total Loans                          39,262       2,912       7.41      38,881       2,637      6.78
                                       -------       -----                -------       -----
Securities
 U.S. Government Obligations             1,994         119       5.98       2,511         146      5.82
 U.S. Government Agency Obligations      1,332          91       6.85         862          56      6.45
 Obligations of States and
  Political Subdivisions                   621          50       8.06         588          46      7.86
 Other Securities, including
  Trading Securities                    11,817         709       6.00       3,584         180      5.01
                                       -------       -----                -------       -----
   Total Securities                     15,764         969       6.15       7,545         428      5.67
                                       -------       -----                -------       -----
Total Interest-Earning Assets           64,879       4,431       6.83%     56,162       3,517      6.26%
                                                     -----                              -----
Allowance for Credit Losses               (608)                              (613)
Cash and Due from Banks                  3,181                              3,174
Other Assets                             9,789                              8,054
                                       -------                            -------
   TOTAL ASSETS                        $77,241                            $66,777
                                       =======                            =======

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate Accounts            $ 5,827         290       4.98%    $ 5,142         221      4.30%
 Savings                                 7,599         197       2.59       7,757         177      2.28
 Certificates of Deposit
  $100,000 & Over                          448          26       5.80         526          26      5.03
 Other Time Deposits                     1,998         101       5.07       2,238          99      4.42
 Foreign Offices                        27,606       1,397       5.06      20,193         840      4.16
                                       -------       -----                -------       -----
  Total Interest-Bearing Deposits       43,478       2,011       4.63      35,856       1,363      3.80
Federal Funds Purchased and
 Securities Sold Under Repurchase
 Agreements                              2,673         153       5.73       2,940         131      4.45
Other Borrowed Funds                     2,099         139       6.62       2,362         126      5.36
Long-Term Debt                           2,884         204       7.01       2,306         152      6.54
                                       -------       -----                -------       -----
  Total Interest-Bearing Liabilities   $51,134       2,507       4.90%     43,464       1,772      4.07%
                                                     -----                              -----
Noninterest-Bearing Deposits            11,277                             10,708
Other Liabilities                        7,850                              6,004
Minority Interest-Preferred Securities   1,500                              1,487
Preferred Stock                              1                                  1
Common Shareholders' Equity              5,479                              5,113
                                       -------                            -------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY                $77,241                            $66,777
                                       =======                            =======
Net Interest Earnings
 and Interest Rate Spread                           $1,924       1.93%                 $1,745      2.19%
                                                    ======       ====                  ======      ====
Net Yield on Interest-Earning Assets                             2.96%                             3.11%
                                                                 ====                              ====

